Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Director Share Plan of Ferrovial SE, of our report dated February 27, 2025, with respect to the consolidated financial statements of Ferrovial SE (formerly, Ferrovial, S.A.) included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, S.L.

Madrid, Spain

October 28, 2025